EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 2, 2012 (except for Notes 1d, 10.b.9.2 and 14.b, as to which the date is December 7, 2012) included in the Form 6-K as filed with the Securities and Exchange Commission on December 7, 2012, and incorporated by reference to the Registration Statement (Form F-3) and related Prospectus of Rosetta Genomics Ltd. dated December 7, 2012.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer
December 7, 2012	A Member of Ernst & Young Global